Exhibit 10.8

                            ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT, dated as of May 10, 1995, among CARRIAGE FUNERAL HOLDINGS, INC., a Delaware corporation (the "Purchaser"), WEST END FUNERAL HOME, INC., an Illinois corporation (the "Company"), and JAMES C. HIRSCH and CYNTHIA HIRSCH, both of whom are residents of Cook County, Illinois (together, the "Shareholders") (the Company and the Shareholders being sometimes hereafter referred to together as the "Sellers");

                                   WITNESSETH:

                  WHEREAS, the Company owns all of the operating assets, rights and properties (other than real property) associated with the operation of the business (the "Business") of the four Hirsch Funeral Homes located in Chicago Heights, Tinley Park, Matteson and Crete, Illinois (collectively, the "Homes"), and the Shareholders collectively own all of the issued and outstanding capital stock of the Company; and

                  WHEREAS, the parties desire that the Purchaser acquire substantially all of such assets, rights and properties of the Homes from the Company, and that the parties enter into certain related transactions, on the terms and subject to the conditions hereafter set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1. PURCHASE AND SALE OF ASSETS.

                           1.1. TRANSFER OF ASSETS BY THE COMPANY. Subject to
                  the provisions of this Agreement, the Company agrees to sell, and the Purchaser agrees to purchase, at the Closing referred to in Section 2.1, substantially all of the properties, assets, rights and business of the Homes of every kind and description, tangible and intangible, wherever located, as they shall exist at the time of the Closing (collectively, the "Assets"), including, but not limited to, all of the following-described assets and rights (but excluding those described in Section 1.2):

                                  (i) inventories of caskets, vaults, urns,
                           accessories, monuments and other goods and inventories;

                                 (ii) machinery, equipment, motor vehicles (8),
                           furniture, fixtures, supplies, tools and other fixed assets and property, plant and equipment, including those described on Schedule 3.10 hereto;

                                (iii) all cash balances in bank accounts and
                           certificates of deposit to fund obligations under preneed contracts;

                                 (iv) all pre-need contracts and other
                           agreements, leases and commitments described on
                           Schedule 3.11 (other than those shown thereon as not being assumed by the Purchaser), relating to the Business;

                                  (v) all rights to the names "Hirsch Funeral
                           Home," "West End Chapel," "Hirsch Memorial Chapel," "Lincolnway Chapel" and "Spindley/Koelling Chapel" and all derivatives thereof, and all trademarks, trade names, patents, processes, copyrights, know-how and similar intangible rights, and all goodwill associated therewith;

                                 (vi) all permits, licenses, books, records,
                           brochures and literature, rights in unemployment compensation, industrial accident and other similar funds, and prepaid items; and

                                (vii) all other assets, rights and properties
                           owned or leased by the Company that are used in or necessary for the Business at the time of Closing, excluding those described in Section 1.2.

                  At the Closing, the Company shall convey to the Purchaser the Assets free and clear of any and all liens, security interests, pledges, encumbrances, easements, rights-of-way or title restrictions of any kind (collectively, "Liens"), other than Liens (if any) which are described on Schedule 3.4 as being "Permitted Liens" (the "Permitted Liens").

                           1.2. RETAINED ASSETS. Notwithstanding the foregoing,
                  the following properties, assets, rights and interests (the "Retained Assets") are hereby excluded from the purchase and sale contemplated hereby and are therefore not included in the
                  Assets:

                                  (i) all cash on hand, in transit or on
                           deposit, including bank account balances, certificates of deposit and marketable securities, excluding, however, account balances and certificates of deposit to fund preneed contracts;

                                 (ii) accounts and notes receivable;

                                (iii) the personal items described on Schedule
                           1.2 hereto; provided, however, that such items may, at the Sellers' sole option, remain at the Homes for up to two years after the Closing, and thereafter until the Sellers receive 30 days

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                           prior written notice to remove all or any of such
                           items, and provided that the Sellers shall remain responsible for maintaining insurance on all such items; and

                                 (iv) any prepaid federal income taxes of the
                           Company, and any rights to or claims for federal income tax refunds, in respect of the operation of the Business prior to the Closing.

                           1.3. PURCHASE PRICE. The purchase price for the
                  Assets shall be $4,850,000 (the "Purchase Price"). Of the Purchase Price, (i) $4,000,000 shall be paid in cash at Closing by wire transfer to such account as the Sellers shall designate in writing prior to Closing, (ii) the sum of $500,000 shall be represented by the Promissory Note of Carriage Funeral Services, Inc., a Delaware corporation and the Purchaser's parent corporation ("Carriage"), payable to the Company in such amount and in substantially the form attached hereto as Exhibit D (the "Note"), and (iii) the balance of $350,000 (the "Deferred Purchase Price") shall be payable over a period of ten years following the Closing as hereafter provided. The Deferred Purchase Price shall be payable in ten equal annual installments of $35,000 each, the first of which shall be payable on or before the first anniversary of the Closing Date, and continuing annually thereafter on or before the second through tenth anniversaries of the Closing Date. No interest shall accrue or be payable in respect of the Deferred Purchase Price. For federal income tax purposes, the parties agree that the Deferred Purchase Price shall be deemed to include an imputed rate of interest of eight percent (8%) per annum. The Note and the Deferred Purchase Price shall be subject to offset as provided in
                  Section 10.4. At or before the Closing, the Purchaser and the Sellers shall agree upon an allocation of the Purchase Price for the Assets, and the Purchaser and the Sellers agree to use such allocation for all tax, accounting and other reporting purposes (including any information furnished under Section 1060 of the Internal Revenue Code of 1986, as amended [hereafter, the "Code"]).

                           1.4. ASSUMPTION OF LIABILITIES. The Purchaser, upon
                  the sale and purchase of the Assets, shall, subject to Section
                  1.5. below, assume and agree to pay or discharge only the following liabilities and obligations of the Company (collectively, the "Assumed Liabilities"):

                                  (i) liabilities under those preneed contracts
                           of the Homes that are included in the Assets; and

                                 (ii) obligations arising after Closing under
                           the agreements, leases and commitments of the

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                           Business described in Schedule 3.11 (other than
                           agreements, leases and commitments, if any, which are indicated on such Schedule as not to be assumed by the Purchaser).

                           The assumption by the Purchaser of the Assumed
                  Liabilities shall not enlarge any rights or remedies of any third parties under any contracts or arrangements so assumed. Nothing herein shall prevent the Purchaser from contesting in good faith any of the Assumed Liabilities. At Closing, the Purchaser shall deliver to the Company an instrument, dated the Closing Date and reasonably satisfactory in form and substance to it, pursuant to which the Purchaser will assume the Assumed Liabilities.

                           1.5. LIMITATIONS ON ASSUMPTION. Notwithstanding
                  Section 1.4. above, the Purchaser will not assume and does not agree to pay or discharge any obligations or liabilities of the Company or the Business not specifically included in the Assumed Liabilities and, in particular, the Purchaser shall not assume or agree to pay or discharge any of the following:

                                  (i) any notes or accounts payable;

                                 (ii) any trade payables of any kind, regardless
                           of whether entered into in the ordinary course of the Business;

                                (iii) any federal, state or local tax of any
                           type, whether arising by reason of the sale of the Assets or by operation of the Business prior to the Closing Date;

                                 (iv) any losses, costs, damages or expense
                           based upon or arising from any claims, litigation, legal proceedings or other actions against the Company or the Business based upon any set of facts occurring prior to the Closing;

                                  (v) the liabilities and obligations under any
                           warranties to customers with respect to goods or products sold or services provided by the Company prior to Closing;

                                 (vi) all personal injury, product liability
                           claims, claims of environmental damage, claims of hazards to health, strict liability, toxic torts, enforcement proceedings, cleanup orders and other similar actions or claims instituted by private parties or governmental agencies,

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                           with respect to the conduct of the Business prior to
                           Closing; or

                                (vii) any other liability or obligation not
                           specifically included within the Assumed Liabilities.

                           1.6. CERTAIN PRORATIONS. All normal and customarily
                  proratable items, including without limitation, real estate and personal property taxes, rents under leases and utility bills, shall be prorated as of the Closing Date, the Company being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. Utility services will be transferred to the Purchaser's name on the Closing Date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Company and the Purchaser.

                           1.7. INSTRUMENTS OF TRANSFER. At the Closing, the
                  Company shall deliver to the Purchaser such instruments of transfer, assignment and conveyance, including (without limitation) bills of sale and assignments of motor vehicle registrations, transferring title to the Assets to the Purchaser as may reasonably be requested by the Purchaser. Such instruments shall be reasonably satisfactory in form and substance to the Purchaser and shall vest in the Purchaser good and marketable title to all the Assets, free and clear of all Liens other than Permitted Liens. In addition to the cash portion of the Purchase Price, at the Closing the Purchaser shall cause Carriage to execute and deliver the Note to the Company.
                           1.8. DELIVERY OF RECORDS, CONTRACTS AND TRUST
                  FUNDS. At the Closing, the Company will deliver to the Purchaser all of the leases, contracts, commitments and rights of the Business constituting a portion of the Assets, with such assignments thereof and consents to assignment as the Purchaser shall deem necessary to assure the Purchaser of their full benefit. Simultaneously with such deliveries, the Company shall take all requisite steps to put the Purchaser in actual possession and operating control of the Assets and all of the records, books and other data of the Business. In addition, at the Closing, the Sellers and the Purchaser shall take all necessary or appropriate action to cause the transfer of the trust funds referred to in Section 3.12 including, without limitation, the obtaining of governmental and third party consents.

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                           1.9. TAXES. Any sales or transfer taxes which may be
                  payable in connection with the sale of the Assets under this Agreement shall be paid by the Sellers, other than any such taxes associated with transfers of motor vehicles, which shall be the responsibility of the Purchaser.

                           1.10. CLOSING DATE RECEIVABLES. As described in
                  Section 1.2(ii), all of the accounts and notes receivable of the Company at the Closing ("Closing Date Receivables") shall be retained by the Company. At the Closing, the Sellers shall provide to the Purchaser a listing (certified by them to be complete and accurate) of the Closing Date Receivables in order to identify those to be retained by the Company. Notwithstanding such retention of ownership, the Purchaser shall have the exclusive (even as to the Sellers) right and control over the collection of Closing Date Receivables. After the Closing, for each month in which any Closing Date Receivables are collected, the Purchaser shall remit 100% of such collections to the Company by no later than the 15th day of the following month. The Purchaser shall have no duty to pursue collection of Closing Date Receivables by means greater than used on its collection of other accounts receivable, and in no event shall the Purchaser be required to institute suit or refer any account to a collection agency. At any time after the Closing, the Purchaser may at any time, by written notice to the Company, return the right and control over collection of Closing Date Receivables to the Company, in which case the Purchaser shall be thereafter relieved of all further responsibility hereunder other than in respect of collections received prior to the giving of such notice.

                           1.11. EMPLOYEE MATTERS. On the Closing Date, the
                  Purchaser may (but shall not be required to) offer employment to each employee of the Homes listed on Schedule 3.18. Each such employee so offered employment who accepts shall, effective as of the Closing Date, cease to be an employee of the Company and shall thereupon become an employee of the Purchaser. The Sellers shall be responsible for satisfying all claims, if any, of such employees as to accrued vacation and holiday, health benefits, workers compensation claims, termination and severance benefits, and any withdrawal liability and vested rights under any pension or profit sharing plans, all arising and accrued through the Closing Date, and in no event shall the Purchaser have any liability or responsibility in respect thereof.

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                           1.12. FURTHER ASSURANCES. The Company shall from time
                  to time after the Closing, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment (in addition to those delivered pursuant to Section 1.8), and shall take such other action, as the Purchaser may reasonably request to more effectively transfer, convey and assign to and vest in the Purchaser, and to put the Purchaser in actual possession and control of, each of the Assets.

                  2. THE CLOSING.

                           2.1. TIME AND PLACE. The Closing shall occur at the
                  offices of McGrane, Perozzi, Stelter, Gerardi, Brauer & Ross, 165 West Tenth Street, Chicago Heights, Illinois, at 9:00 a.m. on May 10, 1995, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than May 31, 1995. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                           2.2. RELATED TRANSACTIONS. In addition to the
                  purchase and sale of the Assets, the following transactions shall take place at the Closing:

                                  (i) the Purchaser shall enter into a separate
                           Lease Agreement with each of (A) MRJ Building Corporation, an Illinois corporation ("MRJ"), substantially in the form of Exhibit A-1, covering the portion of the Real Property described on
                           Schedule 3.5 under the heading "Chicago Heights" (the "Chicago Heights Tract"), (B) Ro-Ja Building Corporation, an Illinois corporation ("Ro-Ja"), substantially in the form of Exhibit A-2, covering the portion of the Real Property described on
                           Schedule 3.5 under the heading "Tinley Park Tract" (the "Tinley Park Tract"), and (C) HFH Building Corporation, an Illinois corporation ("HFH"), substantially in the forms of Exhibits A-3 and A-4, covering the portions of the Real Property described on Schedule 3.5 under the headings "Matteson Tract" (the "Matteson Tract") and "Crete Tract" (the "Crete Tract"), respectively (such

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                           Lease Agreements being referred to herein
                           collectively as the "Lease Agreements");

                                 (ii) the Purchaser shall enter into (A) a
                           Non-Competition Agreement with the Shareholders in substantially the form of Exhibit B-1 hereto (the "Shareholder Non-Competition Agreement"), and the Shareholders shall execute and deliver the Shareholder Non-Competition Agreement to the Purchaser, and (B) a Non-Competition Agreement with Jim Gliottoni ("Gliottoni") in substantially the form of Exhibit B-2 hereto (the "Gliottoni Non-Competition Agreement") (such Non-Competition Agreements being sometimes referred to herein together as the "Non-Competition Agreements); and

                                (iii) the Purchaser shall enter into a separate
                           Employment Agreement with each of Gliottoni, Jeffrey Tutt, James Cull and James C. Hirsch, substantially in the forms of Exhibits C-1, C-2, C-3 and C-4, respectively (collectively, the "Employment Agreements").

                  3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to and agree with the Purchaser that:

                           3.1. ORGANIZATION AND EXISTENCE. The Company is a
                  corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite corporate power to enter into and perform its obligations under this Agreement.

                           3.2. OWNERSHIP OF THE COMPANY. The Shareholders are
                  the owners and holder of all of the issued and outstanding capital stock of the Company.

                           3.3. FINANCIAL STATEMENTS. The Sellers have delivered
                  to the Purchaser the unaudited Balance Sheets of the Company at December 31, 1993 and 1994 (such balance sheet at December 31, 1994 being hereafter referred to as the "Company Balance Sheet"), and the related unaudited Income Statements for the respective twelve-month periods of operations then ended. All of such financial statements are true and correct, have been prepared in accordance with the books and records of the Company, and present fairly the financial positions of the Company at the dates thereof and the results of operations of the Company for the periods then ended in accordance with generally accepted accounting principles consistently applied. The Homes collectively performed at least 431 adult funeral services for the twelve months ended

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                  December 31, 1992, at least 442 adult funeral services for the twelve months ended December 31, 1993 and at least 440 adult funeral services for the twelve months ended December 31, 1994.

                           3.4. TITLE TO AND STATUS OF ASSETS. All assets,
                  rights and properties required in the conduct of the Business are owned or validly leased by the Company and are included within the Assets. The Company is in actual possession and control of all properties owned or leased by it which are required in the conduct of the Business, and has good and marketable title to all of the Assets, free and clear of all Liens, other than the Permitted Liens described on Schedule 3.4.

                           3.5. REAL PROPERTY.

                                  (a) Schedule 3.5 sets forth a description of
                           each parcel of real property on which each Home is situated or which is otherwise used in the operation of the Business (hereafter referred to collectively as the "Real Property"), and also briefly describes each building and major structure and improvement thereon. MRJ has good and marketable title to the Chicago Heights Tract, Ro-Ja has good and marketable title to the Tinley Park Tract, and HFH has good and marketable title to each of the Matteson Tract and the Crete Tract, in each case free and clear of all Liens, other than Liens described on Schedule 3.5. No person other than MRJ (as to the Chicago heights Tract), Ro-Ja (as to the Tinley Park Tract), HFH (as to the Matteson Tract and the Crete Tract) or the Company (as tenant on all Tracts) has any ownership, leasehold or other interest of any kind in the Real Property. All of the buildings and structures located on the Real Property are in a reasonable state of maintenance and repair, ordinary wear and tear excepted. There is not pending nor, to the knowledge of any Seller, threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof.

                                  (b) No toxic or hazardous wastes (as defined
                           by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped, located or released onto

                                      -9-

                           or from the Real Property, nor to the Sellers' knowledge have any such materials or wastes been generated, stored, dumped, located or disposed of on any real property contiguous or adjacent to the Real Property. The Real Property is not now, and to the best of Sellers' knowledge, will not be in the future as a result of its condition at or prior to Closing, subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. The Real Property does not contain any asbestos, urea, formaldehyde, lead based paint, or underground storage tanks, except for materials are used in the ordinary operation of the Business and are properly stored and disposed of in accordance with applicable law.

                                  (c) None of MRJ, Ro-Ja or HFH (together, the
                           "Lessors") is a "foreign person" (as defined in
                           Section 1445(f)(3) of the Code and the regulations issued thereunder), and the Sellers shall cause each Lessor to deliver to the Purchaser at the Closing a non-foreign affidavit in recordable form containing such information as shall be required by Code Section 1445(b)(2) and the regulations issued thereunder, which information shall include, without limitation, a sworn statement by each Lessor (A) stating that such Lessor is not a foreign person, (B) stating that such Lessor is a United States tax resident individual, (C) setting forth such Lessor's taxpayer identification number, (D) stating that such Lessor intends to file a United States Income Tax Return with respect to the Real Property, and (E) granting the Purchaser permission to furnish a copy of such affidavit to the Internal Revenue Service.

                                  (d) All bills and other payments due with
                           respect to the ownership, operation, and maintenance of the Real Property have been (and on the Closing Date will be) paid, and no Liens or other claims for the same have been filed or asserted against any part of the Real Property.

                                  (e) No portion of the Real Property is located
                           within an area that has been designated by the Federal Insurance Administration, the Army Corp of Engineers, or any other governmental agency or body as being subject to special flooding hazards.

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                           3.6. ABSENCE OF CHANGES OR EVENTS. Since December 31,
                  1994, there has not been:

                                  (i) any adverse change in the financial
                           condition, operations, properties or prospects of any Home or of the Business;

                                 (ii) any material damage, destruction or losses
                           against any Home or any of its properties;

                                (iii) any claim or liability for any material
                           damages for any actual or alleged negligence or other tort or breach of contract against or affecting the Company;

                                 (iv) any declaration or payment of any bonus or
                           other extraordinary compensation to any employee of the Company;

                                  (v) any hiring, firing, reassignment or other
                           change in any key personnel of the Company;

                                 (vi) any sale, transfer or other disposition
                           of, or agreement to sell, transfer or otherwise dispose of, any of the inventories or other assets or properties of the Company, except in the ordinary course of the Business;

                                (vii) any labor strike or labor dispute, or the
                           entering into of any collective bargaining agreement, with respect to employees of the Company; or

                               (viii) any other transaction or event entered
                           into or affecting the Company other than in the ordinary course of the Business.

                           3.7. ABSENCE OF UNDISCLOSED LIABILITIES. Except as
                  set forth in the Company Balance Sheet and in this Agreement, the Company has no, and none of its assets or properties are subject to any, liabilities or obligations, other than unsecured trade accounts payable and accrued expenses arising in the ordinary course of the Business since the date of the Company Balance Sheet.

                           3.8. TAX MATTERS. All federal, state, county, local
                  and other taxes due and payable on or before the date of this Agreement in respect of the Company and the ownership of the Assets and the Real Property have been paid. All tax returns and reports required to be filed for all such taxes have been filed with all taxing authorities, and all such tax returns and reports are true and correct. True and correct copies of the federal, state and local income tax returns filed by the Company for each of its last three taxable years have been furnished to the Purchaser. No assessments of deficiencies have been made against the Company which are presently pending or outstanding, and no state or facts exist which would constitute grounds for any such assessment. No agreements, waivers or extensions of time are in effect for the assessment of deficiencies in respect of the Business or the Assets. Following the Closing, the Sellers shall be responsible for accurately and completely preparing, signing and filing all tax returns and paying all taxes in respect of the assets and operations of the Company through the Closing Date and for the sale of the Assets.

                           3.9. INVENTORY. All inventories reflected in the
                  Company Balance Sheet are, and all inventories of the Company on the Closing Date will be, (i) accounted for at the lower of cost or market in accordance with generally accepted accounting principles consistently applied, and (ii) saleable or usable in the ordinary course of the Business at usual and customary prices, subject to normal returns and markdowns consistent with past practice.

                           3.10. FIXED ASSETS. Schedule 3.10 lists all motor
                  vehicles and other material items of equipment, fixtures, furniture and other fixed assets used in the operation of the Business, all of which are included in the Assets. All such items are in good and operating condition and repair, ordinary wear and tear excepted.

                           3.11. CONTRACTS AND COMMITMENTS. Schedule 3.11 sets
                  forth a complete description of:

                                  (i) all documents evidencing the creation or
                           existence of any Lien against any of the Assets or the Real Property, and all documents relating to any debt secured in whole or in part by any such Liens;

                                 (ii) all collective bargaining agreements,
                           employment contracts, noncompetition agreements and other agreements relating to the employment of any employees of the Company;

                                (iii) all joint venture agreements and all other
                           agreements involving the sharing of profits, involving the Company or the Business;

                                 (iv) all (i) contracts or commitments for
                           capital expenditures for the Company involving obligations aggregating in excess of $5,000, (ii) leases under which personal property is leased by the Company and which are not cancelable by either party thereto without penalty upon notice of 30 days or less or pursuant to which rentals exceed $5,000 per annum or $25,000 in the aggregate, or (iii) contracts and agreements of the Company which do not terminate or are not terminable by the Company upon notice of 30 days or less or which involves an obligation on its part in excess of $5,000 per annum or $25,000 in the aggregate; and

                                  (v) all other contracts and commitments of the
                           Company entered into outside the ordinary course of the Business.

                           Each contract and other document required to be
                  described in Schedule 3.11 is valid and in full force and effect and neither the Company, nor, to the knowledge of the Sellers, none of the other parties thereto, are in default thereunder. A true and correct copy of each document listed on
                  Schedule 3.11 has been delivered to the Purchaser by the Sellers.

                           3.12. PRE-NEED CONTRACTS AND TRUST ACCOUNTS. Schedule
                  3.12 accurately lists, as of the date hereof, (i) all preneed contracts of the Homes unfulfilled as of such date, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to the Company, indicating the location of each and the balance thereof. All preneed contracts required to be listed on Schedule 3.12 (x) have been entered into in the normal course of business at regular retail prices, or pursuant to a sales promotion program, solely for use by the named customers and members of their families on terms not more favorable than shown on the specimen contracts which have been delivered to the Purchaser,
                  (y) are subject to the rules and regulations of the Homes as now in force (copies of which have been delivered to the Purchaser), and (z) on the date hereof are in full force and effect, subject to no offsets, claims or waivers, and neither the Company nor, except as disclosed on Schedule 3.12, such customer is in default thereunder. All funds received by the Company under preneed contracts have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. The services heretofore provided by the Homes have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

                           3.13. INTANGIBLE RIGHTS. There are no patents, patent
                  applications, patent licenses, trademarks, trademark applications or trademark licenses (collectively, "Intangible Rights") used in the Business, except as described on Schedule
                  3.13. The Company is not charged with infringement of any Intangible Rights, nor do the Sellers know of any such infringement, whether or not claimed by any person.

                           3.14. INSURANCE AND CLAIMS. Schedule 3.14 lists and
                  describes all policies of insurance applicable to the Company and the Assets including, without limitation, all insurance policies that are for the benefit of, or the proceeds of which are payable to, employees of the Company or their respective designees. Valid policies for such insurance, true and complete copies of which have been provided to the Purchaser, will be outstanding and duly in force at all times prior to the Closing. Such policies are in such amounts, and insure against such losses and risks, as are generally maintained for comparable businesses and properties.

                           3.15. LICENSES, PERMITS, ETC. Section 3.15 lists all
                  licenses, franchises, permits, certificates, consents, rights and privileges that are necessary or appropriate for the conduct of the Business. All such items are in full force and effect.

                           3.16. LITIGATION. There are no claims, actions,
                  suits, proceedings or investigations pending or, to the Sellers' knowledge, threatened against or affecting the Company or any of the Assets or the Real Property, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality. The Company is not subject to any continuing court or administrative order, writ, injunction or decree, nor is the Company in default with respect to any order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                           3.17. COMPLIANCE WITH LAWS. The Company has operated
                  and is operating each Home in compliance with all federal, state, municipal and other statutes, rules, ordinances and regulations applicable to the operation of the Business, the Real Property and the Assets (including without limitation all environmental protection and occupational safety and health rules, regulations and laws, and laws and regulations applicable to preneed contracts and trust accounts, including the so-called "FTC Funeral Rule").

                           3.18. EMPLOYEES. Schedule 3.18 correctly and
                  completely lists the names and annual or hourly rates of salary and other compensation of all the employees and agents of the Company. Schedule 3.18 also sets forth the date of the last salary increase for each employee listed thereon, and the outstanding balances of all loans and advances made by the Company to any such employee or agent. There are not pending or threatened against the Company any general labor disputes, strikes or concerted work stoppages, and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association with respect to any employees of the Company.

                           3.19. EMPLOYEE BENEFIT PLANS. Schedule 3.19 lists all
                  plans, contracts, commitments, programs and policies (including, without limitation, pension, profit sharing, thrift, bonus, deferred compensation, severance, retirement, disability, medical, life, dental and accidental insurance, vacation, sick leave, death benefit and other similar employee benefit plans and policies) providing benefits to any employee or former employee of the Company (collectively, the "Plans"). The Sellers have delivered to the Purchaser true and correct copies of all documents embodying the Plans. None of the Plans constitutes a pension plan, profit sharing plan or other plan required to be qualified under the Employee Retirement Income Security Act of 1974, as amended.

                           3.20. BOOKS AND RECORDS. All books and records of the
                  Company are true, correct and complete, have been maintained in accordance with good business practice and in accordance with all laws, regulations and other requirements applicable to the Business.

                           3.21. FINDERS. Except as described in Section 12.1,
                  no Seller is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                           3.22. AUTHORITY OF THE COMPANY. The execution,
                  delivery and performance of this Agreement by the Company have been duly authorized by its Board of Directors. This Agreement is legally binding and enforceable against the Company in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by the Company will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the Articles of Incorporation or bylaws of the Company or any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                           3.23. AUTHORITY OF THE SHAREHOLDERS. The Shareholders
                  have full authority to enter into this Agreement and the Documents (as hereafter defined) to which they are parties, and to perform their obligations hereunder and thereunder, and neither the execution, delivery nor performance by the Shareholders of this Agreement or such Documents will result in a violation or breach of any term or provision of, nor constitute a default under, any contract, agreement or other commitment to which any Shareholder is a party or by which any of them, the Real Property or the Assets are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body. This Agreement is, and such Documents upon their execution and delivery as herein provided will be, valid and binding obligations of the Shareholders enforceable against them in accordance with their respective terms. For purposes of this Agreement, the term "Documents" shall mean, as to any party hereto, any and all agreements, certificates and other instruments expressly contemplated in this Agreement or any exhibit hereto to be executed or delivered by or on behalf of such party at or in connection with the Closing hereunder.

                           3.24. ACQUISITION OF THE NOTE. The Note to be
                  acquired from Carriage by the Company hereunder will be acquired by it for investment purposes only and not with the present intention or view to, or resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, except that the Company intends to distribute the Note to the Shareholders following the Closing, and the Shareholders have no such present intention or view for resale. The Sellers understand that the Note is not registered under such Securities Act or any state securities or blue sky laws, and that Carriage is under no obligation to register the Note under any such laws. The Sellers further understand that transferability of the Note will be restricted in accordance with applicable state and federal securities laws, and that a restrictive legend to such effect will be inscribed thereon. The Sellers have had full opportunity to receive such information and ask such questions of representatives of Carriage concerning Carriage, its subsidiaries and their business, operations, assets and prospects, and concerning an investment in the Note, as the Sellers have deemed appropriate in order to make an informed investment decision with respect to the Note.

                           3.25. FULL DISCLOSURE. The representations and
                  warranties made by the Sellers hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto do not and will not contain any untrue statement of a fact or omit to state a fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Sellers that:

                           4.1. ORGANIZATION AND EXISTENCE. The Purchaser is a
                  corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Documents to which it is a party.

                           4.2. AUTHORITY OF THE PURCHASER. The execution,
                  delivery and performance by the Purchaser of this Agreement and the Documents to which it is a party have been duly authorized by its Board of Directors. This Agreement is, and upon execution and delivery as herein provided the Documents to which the Purchaser is a party will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms. Neither the execution, delivery or performance by the Purchaser of this Agreement or such documents will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                           4.3. FINDERS. The Purchaser is not a party to or in
                  any way obligated under any contract or other agreement, and there are no outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                           4.4. CARRIAGE. The execution and delivery by Carriage
                  of the Note have been duly authorized by its Board of Directors. The Note, upon its execution and delivery as herein provided, will be valid and binding upon Carriage and enforceable against Carriage in accordance with its terms. Neither the execution, delivery or performance by Carriage of the Note will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of Carriage or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body. If while the Note is outstanding Carriage conducts a private placement of its Common Stock (or equity securities convertible into its Common Stock) for cash investments from outside investors, Carriage will provide the Sellers with copies of subscription materials related thereto and will provide them with the opportunity to apply all or any portion of the outstanding balance under the Note toward the purchase of such securities, subject to minimum investment requirements and other conditions of the offering. In such event, the Sellers may subscribe on the same terms as other potential investors, except that the subscription price per share of Carriage Common Stock will be the LESSER of $5.00 or the price generally offered to other potential investors.


                           4.5. FULL DISCLOSURE. The representations and
                  warranties made by the Purchaser hereunder, or in any certificates furnished to the Sellers pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  5. COVENANTS OF THE SELLERS PENDING CLOSING. The Sellers jointly and severally covenant with the Purchaser that:

                           5.1. CONDUCT OF BUSINESS. From the date of this
                  Agreement to the Closing Date, the Business will be op-erated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, the Company will not (and the Shareholders will not cause or permit the Company to):

                                  (i) cancel or permit any insurance to lapse or
                           terminate, unless renewed or replaced by like coverage;

                                 (ii) commit any act or permit the occurrence of
                           any event or the existence of any condition of the type described in Section 3.6;

                                (iii) enter into any contract, agreement or
                           other commitment of the type described in Section 3.11; or

                                 (iv) hire, fire, reassign or make any other
                           change in key personnel of the Company, or increase the rate of compensation of or declare or pay any bonuses to any employee in excess of that listed on
                           Schedule 3.18.

                           5.2. ACCESS TO INFORMATION. Prior to Closing, the
                  Sellers will give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the properties, books, contracts, commitments and records of the Company so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the Business and the affairs of the Company and the Assets.

                           5.3. CONSENTS AND APPROVALS. The Sellers will use
                  their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part to consummate the transactions contemplated by this Agreement.

                           5.4. NO SHOP. For so long as this Agreement remains
                  in effect, the Sellers agree that they shall not enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the Assets, the sale of all or a controlling interest in the stock of the Company, or the merger or consolidation of the Company, other than with the Purchaser.

                  6. COVENANTS OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Sellers that:

                           6.1. CONSENTS AND APPROVALS. The Purchaser will use
                  its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement.

                           6.2. CONFIDENTIALITY. Prior to the Closing, the
                  Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Homes from any representative or employee of the Company, including the accountants or legal counsel of the Sellers, or from any books or records of any of them, in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall use such data or information or disclose the same to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, all written data and information obtained by the Purchaser from the Sellers or their representatives in connection with the transactions contemplated by this Agreement shall be returned to the Sellers.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing:

                           7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Sellers in Section 3 hereof; the representations and warranties made by the Sellers herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Sellers shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by the Sellers, to the effect of the foregoing provisions of this
                  Section 7.1.

                           7.2. OPINION OF COUNSEL. The Sellers shall have
                  caused to be delivered to the Purchaser an opinion of McGrane, Perozzi, Stelter, Gerardi, Brauer & Ross, Ltd., a professional corporation, counsel for the Sellers, dated the Closing Date, to the effect that:

                                  (i) the Company is a corporation duly
                           organized, validly existing and in good standing under the laws of the State of Illinois, with full corporate authority to enter into and perform its obligations under this Agreement;

                                 (ii) the execution, delivery and performance of
                           this Agreement by the Company have been duly authorized by its Board of Directors;

                                (iii) this Agreement and the Documents to which
                           the Sellers are parties have been duly and validly executed and delivered by the Sellers and constitute the valid and binding obligations of the Sellers enforceable against them in accordance with their respective terms;

                                 (iv) each Lease Agreement constitutes the valid
                           and binding obligation of each respective Lessor, enforceable against such Lessor in accordance with its respective terms; and the Gliottoni Non-Competition Agreement constitutes the valid and binding obligation of Gliottoni, enforceable against him in accordance with its terms;

                                  (v) neither the execution, delivery or
                           consummation of the transactions contemplated by this Agreement or the Documents to which the Sellers are parties will (x) result in the breach of or constitute a default under the Articles of Incorporation or bylaws of the Company, or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which any of the Sellers are a party or by which they or the Assets or the Real Property are bound, or (y) violate any order, writ, injunction or decree known to such counsel of any court, administrative agency or governmental body;

                                 (vi) no authorization, approval or consent of
                           or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Sellers of this Agreement or the Documents to which they are parties, or the performance of their obligations hereunder or thereunder; and

                                (vii) to the actual knowledge of such counsel
                           after due inquiry, there are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company or any of the Assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality.

                  Such opinion may, as to matters of fact, be given in reliance upon certificates of the Shareholders and officers of the Company, copies of which shall be provided to Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Illinois.

                           7.3. CONSENTS AND APPROVALS. The Sellers shall have
                  obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                           7.4. NO LOSS OR DAMAGE. Prior to the Closing there
                  shall not have occurred any loss or damage to any substantial portion of the Assets (regardless of whether such loss or damage was insured).

                           7.5. APPROVAL BY COUNSEL. All actions, proceedings,
                  instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                           7.6. PRE-ACQUISITION REVIEW. The Purchaser and its
                  representatives shall have completed a pre-acquisition review of the financial information and books and records of the Company, and shall have discovered no change in the Business, assets, operations, financial condition or prospects of the Company which could, in the reasonable determination of the Purchaser, have an adverse effect on the value to the Purchaser of the Assets being purchased.

                           7.7. RELATED TRANSACTIONS. Each Lessor shall have
                  executed and delivered its respective Lease Agreement, the Shareholders shall have executed and delivered the Shareholder Non-Competition Agreement, Gliottoni shall have executed and delivered his respective Non-Competition Agreement and his Employment Agreement, and each of Jeffrey Tutt, James Cull and James C. Hirsch shall each have executed and delivered his respective Employment Agreement.

                           7.8. FINANCING COMMITMENT. The Purchaser shall have
                  received from a financial institution acceptable to it a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the Purchase Price payable in cash at Closing which is not furnished by the Purchaser from its own funds or obtained by the Purchaser from other sources, and such commitment shall have been funded in such amount contemporaneously with the Closing.

                           7.9. ENVIRONMENTAL, OSHA AND STRUCTURAL REPORTS.
                  There shall have been conducted, at the Purchaser's expense,
                  (i) a Phase I (and, if deemed necessary by Purchaser, a Phase
                  II) environmental audit of the Homes and the Real Property by an environmental consulting firm selected by Purchaser, (ii) a health and safety inspection of the Homes by a person (who may be an employee of the Purchaser) or firm selected by the Purchaser and who is qualified and experienced in such matters in the funeral service industry, and (iii) a structural inspection of the Homes by an engineering firm selected by the Purchaser. The Sellers agree to pay the costs and to take the action reasonably recommended by such firms and/or persons, up to $15,000 in the aggregate. In any event, it shall be a condition to the Purchaser's obligations hereunder that the results of the reports of such firms or persons (together with any remedial action taken by Sellers, regardless of the cost, in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                           7.10. TITLE INSURANCE. The Purchaser shall have
                  received, at the Sellers' expense, a Leasehold Policy of Title Insurance in an agreed-upon amount, with respect to each parcel of Real Property, issued by a title company with offices in Cook (as to the Chicago Heights, Tinley Park and Matteson Tracts) and Will (as to the Crete Tract) Counties, Illinois and reasonably acceptable to the Purchaser (the "Title Company"), insuring the Purchaser's leasehold interest in each parcel of the Real Property, subject only to the standard printed exceptions included in an Illinois standard form Leasehold Policy of Title Insurance; provided, however, that such policy shall have deleted the exception regarding restrictions, the standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", the rights of parties in possession shall be deleted, and the standard exception for taxes shall be limited to the year in which the Closing occurs.

                           7.11. SURVEY. The Purchaser shall have received, at
                  Sellers' expense, an as-built survey prepared by a licensed surveyor approved by Purchaser and acceptable to the Title Company, with respect to each parcel of Real Property, which survey shall comply with prevailing professional standards under Illinois law, be sufficient for Title Company to delete the survey exception contained in the leasehold policy of title insurance referred to in Section 7.11, save and except for the phrase "shortages in area", and otherwise be in form and content acceptable to the Purchaser.

                           7.12. LIEN RELEASES. The holders of the Liens (other
                  than Permitted Liens) against any of the Assets or any portion of the Real Property shall have executed and delivered written releases of such Liens, all in recordable form and otherwise acceptable to the Purchaser and its lender.

                  8. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Sellers in writing:

                           8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Sellers shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Sellers shall have received a certificate, signed by the President or a Vice President of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                           8.2. OPINION OF COUNSEL. The Purchaser shall have
                  caused to be delivered to the Sellers an opinion of Snell & Smith, a Professional Corporation, counsel for Purchaser, to the effect that:

                                  (i) the Purchaser is a corporation duly
                           organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement and the Documents to which it is a party;

                                 (ii) the execution, delivery and performance by
                           the Purchaser of this Agreement and the Documents to which it is a party have been duly authorized by its Board of Directors;

                                (iii) this Agreement is, and upon execution and
                           delivery as herein provided the Documents to which the Purchaser is a party will be, valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with their respective terms;

                                 (iv) neither the execution, delivery or
                           performance by the Purchaser of this Agreement or the Documents to which it is a party will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                                  (v) no authorization, approval or consent of
                           or declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery by the Purchaser of this Agreement or the Documents to which the Purchaser is a party or the performance of its obligations hereunder or thereunder.

                  Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to Sellers at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                           8.3. CONSENTS AND APPROVALS. The Purchaser shall have
                  obtained all consents and approvals of other persons and governmental authorities to the transactions contemplated by this Agreement.

                           8.4. RELATED TRANSACTIONS. The Purchaser shall have
                  executed and delivered the Lease Agreements, the Non-Competition Agreements and the Employment Agreements.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                           9.1. NATURE OF STATEMENTS. All statements contained
                  in this Agreement or any Schedule or Exhibit hereto shall be deemed representations and warranties of the party executing or delivering the same.

                           9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                  Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or any Schedule or Exhibit hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

                  10. INDEMNIFICATION.

                           10.1. INDEMNIFICATION BY THE SELLERS. The Sellers
                  jointly and severally agree to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by the Sellers of any covenant or agreement of the Sellers contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Sellers herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Sellers pursuant hereto,
                  (iii) any claim made against the Purchaser in respect of any liabilities or obligations of the Company (whether absolute or contingent) other than the Assumed Liabilities, and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                           10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser
                  agrees to indemnify and hold harmless the Sellers and their heirs, successors and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, (iii) any claim made against the Sellers in respect of the Assumed Liabilities, and (iv) any and all actions suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                           10.3. THIRD PARTY CLAIMS. If any third person asserts
                  a claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against an indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at his or its own expense, by advisory counsel selected by him or it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at his or its own expenses, by advisory counsel selected by him or it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                           10.4. OFFSET. If any Seller becomes obligated to
                  indemnify the Purchaser after the Closing Date pursuant to this Agreement, or if either Shareholder breaches the Shareholder Non-Competition Agreement, at any time when the Note or any of the Deferred Purchase Price remains payable or any amount remains payable under Section 1.10 hereof, then the Purchaser may, at its option and without prejudice to any right of the Purchaser to proceed directly against any of the Sellers, set-off the amount for which the Sellers shall be so obligated for such indemnification or breach against the Note, the Deferred Purchase Price and the amounts so outstanding under Section 1.10. The exercise of such right of set-off shall be evidenced by means of a written notice to such effect given by the Purchaser to the Sellers, describing the basis for indemnity or recovery and set-off hereunder and the amount of the set-off.

                           10.5. PENSION PLAN. As described on Schedule 3.19,
                  the Company maintains the West End Funeral Home, Inc. Profit Sharing Plan and Trust (the "Profit Sharing Plan") for the benefit of its employees. The Purchaser is neither acquiring any benefit of, nor assuming any liability associated with, the Profit Sharing Plan. The Sellers after the Closing shall remain solely responsible for, and shall indemnify the Purchaser in respect of, the continued maintenance and compliance with all legal requirements of the Profit Sharing Plan and (if the Sellers choose to terminate the Profit Sharing Plan) all matters incident to the termination thereof, including (without limitation) any distributions to employees.

                  11. TERMINATION.

                           11.1. BEST EFFORTS TO SATISFY CONDITIONS. The Sellers
                  agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                           11.2. TERMINATION. This Agreement may be terminated
                  prior to Closing by:

                                    (a) the mutual written consent of the
                           Sellers and the Purchaser;

                                    (b) the Purchaser if a material default
                           shall be made by any Seller in the observance or in the due and timely performance by any of the Sellers' covenants herein contained, or if there shall have been a breach or misrepresentation by any Seller of any of the Sellers' warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Sellers at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                                    (c) the Sellers if a material default shall
                           be made by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Sellers in writing; or

                                    (d) either the Sellers or the Purchaser, if
                           the Closing has not occurred by May 31, 1995.

                           11.3. LIABILITY UPON TERMINATION. If this Agreement
                  is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other party hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination.

                  12. MISCELLANEOUS.

                           12.1. EXPENSES. Regardless of whether the Closing
                  occurs, the parties shall each pay their own expenses in connection with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein. Without limiting the generality of the foregoing, all finders' and similar fees and expenses of Thomas Pierce & Co., sales representative for the Sellers, shall be borne solely by the Sellers, and in no event shall the Purchaser be charged or responsible therefor.

                           12.2. BULK SALES LAWS. The transactions contemplated
                  by this Agreement shall be consummated without compliance with the bulk sales laws of any state. If by reason of any applicable bulk sales law any claims are asserted by creditors of the Company, such claims shall be the responsibility of the Purchaser in the case of claims arising under any of the Assumed Liabilities, or the responsibility of the Sellers in the case of claims arising under any other liabilities of the Company.

                           12.3. NOTICES. All notices, requests, consents and
                  other communications hereunder shall be in writing and shall be deemed to have been given on the date personally delivered or three business days following the date mailed, first class, registered or certified mail, postage prepaid, as follows:

                                    (i) if to any Seller, to:

                                        Mr. James C. Hirsch
                                        Hirsch Funeral Home
                                        1340 Otto Boulevard
                                        Chicago Heights, Illinois  60411-2752

                                        with a copy to:

                                        McGrane, Perozzi, Stelter,
                                         Gerardi, Brauer & Ross, Ltd.
                                        165 West Tenth Street
                                        Chicago Heights, Illinois 60411
                                        Attention: Mr. Joseph R. Perozzi

                                   (ii) if to the Purchaser, to:

                                        Carriage Funeral Holdings, Inc.
                                        Three Riverway, Suite 1375
                                        Houston, Texas  77056
                                        Attention: Mr. Melvin C. Payne

                                        with a copy to:

                                        Snell & Smith,
                                        A Professional Corporation
                                        1000 Louisiana, Suite 3650
                                        Houston, Texas  77002
                                        Attention:  Mr. W. Christopher Schaeper

                  or to such other address as shall be given in writing by any party to the other parties hereto.

                           12.4. ASSIGNMENT. This Agreement may not be assigned
                  by any party hereto without the prior written consent of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Sellers to a successor-in-interest to the Purchaser (whether by merger, sale of assets or otherwise). Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                           12.5. SUCCESSORS BOUND. Subject to the provisions of
                  Section 12.4, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                           12.6. SECTION AND PARAGRAPH HEADINGS. The section and
                  paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           12.7. AMENDMENT. This Agreement may be amended only
                  by an instrument in writing executed by both parties hereto.

                           12.8. ENTIRE AGREEMENT. This Agreement and the
                  Exhibits, Schedules, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof (including, without limitation, the letter of intent between the Purchaser and the Sellers dated February 10, 1995).

                           12.9. GOVERNING LAW. This Agreement shall be
                  construed and enforced under and in accordance with and governed by the law of the State of Illinois.

                           12.10. CONSTRUCTION. As the context requires or
                  permits: pronouns used herein shall include the masculine, the feminine and neuter; terms used in plural shall include the singular, and singular terms shall include the plural; "hereof", "herein", "hereunder" and "hereto" shall refer to this Agreement; and section and paragraph references, when not expressly referring to another agreement or document, shall mean sections or paragraphs in this Agreement.

                           12.11. COUNTERPARTS. This Agreement may be executed
                  in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                  THE PURCHASER

                                  CARRIAGE FUNERAL HOLDINGS, INC.

                                  By: /s/ MARK W. DUFFEY
                                          Mark W. Duffey,
                                          Executive Vice President

                                  THE COMPANY

                                   WEST END FUNERAL HOME, INC.

                                   By: /s/ JAMES C. HIRSCH
                                           James C. Hirsch,
                                           President


                                   THE SHAREHOLDERS:



                                   /s/ JAMES C. HIRSCH
                                       James C. Hirsch


                                   /s/ CYNTHIA HIRSCH
                                       Cynthia Hirsch

EXHIBITS                                DESCRIPTION

      A-1                               Lease Agreement (Chicago Heights Tract)
      A-2                               Lease Agreement (Tinley Park Tract)
      A-3                               Lease Agreement (Matteson Tract)
      A-4                               Lease Agreement (Crete Tract)
      B-1                               Non-Competition Agreement (Shareholders)
      B-2                               Non-Competition Agreement (Gliottoni)
      C-1                               Employment Agreement (Gliottoni)
      C-2                               Employment Agreement (Jeffrey Tutt)
      C-3                               Employment Agreement (James Cull)
      C-4                               Employment Agreement (James C. Hirsch)
      D                                 Promissory Note


SCHEDULES                               DESCRIPTION

    1.2                                 Retained Assets
    3.4                                 Permitted Liens
    3.5                                 Real Property
    3.10                                Fixed Assets
    3.11                                Contracts and Commitments
    3.12                                Preneed Contracts and Trust Accounts
    3.13                                Intangible Assets
    3.14                                Insurance
    3.15                                Licenses, Permits, Etc.
    3.18                                Employees
    3.19                                Employee Benefit Plans